UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2024, Olin Corporation (“Olin”) announced that the Board of Directors of Olin (the “Board”) has appointed Kenneth Lane, 55, as President and Chief Executive Officer of Olin, effective as of March 18, 2024 (the “Effective Date”). Mr. Lane will succeed Scott M. Sutton, who will be stepping down as President and Chief Executive Officer and Director of Olin on the Effective Date. The Board has also elected Mr. Lane to the Board, effective as of the Effective Date, to fill the vacancy created by Mr. Sutton stepping down and to serve until the next annual shareholder meeting.

Mr. Lane’s Biographical Information

Mr. Lane is Executive Vice President, Global Olefins and Polyolefins (O&P) at LyondellBasell, one of the world’s largest plastics, chemicals and refining companies, with manufacturing and commercial responsibilities for the O&P Americas, and O&P Europe, Asia and International segments as well as global procurement. Preceding this assignment, Mr. Lane served as Executive Vice President of Global O&P for three years and as interim CEO in early 2022. Prior to LyondellBasell, Mr. Lane was with BASF for 13 years where he held senior executive leadership positions in Polyurethanes, Monomers and Catalysts. Before BASF, Mr. Lane served in a variety of operations, strategy and commercial positions at BP Chemicals and various technical and operations roles at Amoco Chemical Corporation. Over the course of his career, Mr. Lane served in various leadership roles in the United States, Malaysia, the United Kingdom, China and Belgium.

Mr. Lane holds a Bachelor of Science in civil engineering from Clemson University and a Master of Science in management from the University of Alabama Huntsville.

There is no family relationship between Mr. Lane and any of Olin’s directors or executive officers. Mr. Lane has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Mr. Lane

On February 15, 2024, Olin signed an offer letter with Mr. Lane (the “Offer Letter”). The Offer Letter provides that Mr. Lane will serve as Olin’s President and Chief Executive Officer from and after the Effective Date, reporting solely to the Board. The Offer Letter further states that he will be appointed to the Board effective as of the Effective Date, and that it is expected that he will be elected to the Board at Olin’s 2024 Annual Meeting of Shareholders. Pursuant to the Offer Letter, Mr. Lane will receive (a) a base salary at the rate of $1,100,000 per year, (b) a 2024 annual target incentive opportunity pursuant to Olin’s Short-Term Incentive Plan equal to 130% of annual base salary (with a maximum amount equal to 200% of target amount) prorated from his start date, and (c) subject to the approval of the Compensation Committee of the Board, a 2024 annual long-term incentive award pursuant to Olin’s 2021 Long-Term Incentive Program with a target grant date value of $7,000,000 (such value to be determined in accordance with Olin’s typical practices for similar awards), with such award value to be allocated 50% to stock options (not to exceed the annual per participant limits under Olin’s 2021 Long Term Incentive Plan) and the balance to performance shares (with such performance shares divided equally between units awarded based on (i) relative total shareholder return and (ii) achievement of net income targets, each over a three year period).

In connection with the start of Mr. Lane’s employment with Olin, the Offer Letter provides for a one-time grant of 200,000 restricted stock units (the “Initial Equity Award”) under the Olin 2021 Long-Term Incentive Plan subject to the terms and conditions set forth in the award certificate and description attached to the Offer Letter. The Initial Equity Award will vest subject to Mr. Lane’s continued employment at Olin over a three-year period.

Mr. Lane will be required to relocate to Olin’s headquarters in Clayton, Missouri, in connection with his commencement of employment. In connection with such relocation, Mr. Lane will receive reimbursement under Olin’s corporate relocation policy, which will be subject to repayment if he voluntarily terminates employment within 24 months of the Effective Date. The Offer Letter also provides that Mr. Lane will be eligible for certain other benefits generally provided to other senior executives of Olin, including eligibility for benefits under the Olin’s Severance Plan for Section 16(b) Officers and the Olin’s Change in Control Severance Plan for Section 16(b) Officers in connection with a qualified termination of his employment. As of the Effective Date, Mr. Lane will not receive any additional compensation from Olin for his service as a member of the Board.

In addition, as President and Chief Executive Officer, Mr, Lane will be subject to Olin’s Management Stock Ownership Guidelines, as in effect from time to time which, based on current terms, will require Mr. Lane to hold shares of Olin common stock with a value of at least six times his annual base salary. He will have five years from the start of his employment to satisfy the guidelines.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter (including the award certificate and description for the Initial Equity Award, attached thereto), which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 8.01.	Other Events

On February 19, 2024, Olin issued a press release announcing Mr. Lane’s appointment as President and Chief Executive Officer, and as a member of the Board of Olin. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Offer Letter dated February 15, 2024 by and between Kenneth Lane and Olin Corporation
99.1	Press release, dated February 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: February 20, 2024